EXHIBIT  5(a)




                                                            December 13, 1996



Board of Directors
TNP Enterprises, Inc.
4100 International Plaza
Fort Worth, Texas   76109

Re:  Registration of 1,000,000 shares of Common Stock of TNP Enterprises, Inc.

Ladies and Gentlemen:

     In my capacity as general counsel to TNP Enterprises, Inc., a Texas corporation (the "Company"), I have directed the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") originally filed on December 13, 1996, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale by the Company 1,000,000 shares (the "Shares") of its Common Stock, no par value ("Common Stock"), pursuant to the Company's Direct Stock Purchase Plan (the "Plan").

     In connection therewith, I have examined and relied upon originals, or copies certified to my satisfaction, of (i) the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the Shares; (iii) the Registration Statement and all exhibits thereto; (iv) the Plan; and (v) such other documents and instruments as have deemed necessary for the expression of the opinions contained herein. The laws covered by the opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Texas.

     In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, I have relied, to the extent I have deemed reasonably appropriate, upon representations or certificates of officers of the Company and its subsidiaries or governmental officials.

     Based upon the foregoing, and having due regard for such legal considerations as I deem relevant, I am of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus forming a part of such Registration Statement.

                                            Very truly yours,



                                            Michael D. Blanchard
                                            General Counsel

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